UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement


                               NT Holdings, Inc.
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                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid: _________________________________

2) Form, Schedule or Registration Statement No.: _________________

3) Filing Party: ___________________________________________

4) Date Filed: ___________________________________________

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                                NT Holding Corp.
                               150 Research Drive
                               Hampton, VA 23666

                             INFORMATION STATEMENT

        Pursuant To Section 14(c) of Securities and Exchange Act Of 1934

                   Approximate Date of Mailing: May 20, 2008

                       WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information Statement is being furnished by the Board of Directors of NT Holding Corp. (the "Company") to the stockholders of record of the Company's common stock at the close of business on May 20, 2008 (the "Record Date"), and is being sent to you to inform you of action which has been approved by the holders of at least a majority of the voting power of the Company outstanding on the Record Date, by written consents without holding a meeting of stockholders. By such written consents, such stockholders approved the following action:

1.   To  change the name of the Company to HST Global, Inc. (the "Amendment");
     and
2. To effect a 1 for 25 reverse stock split of both the common stock and Series A Preferred Stock.

Our Board of Directors unanimously adopted and approved the proposal, and on May 7, 2008, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the outstanding shares of Common Stock. No other votes were required to adopt the Amendment and none are being solicited hereunder. A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit "A".
                                         ------------

This Information Statement is first being mailed or furnished to stockholders on or about May 20, 2008, and the Amendment described herein will not become effective until at least twenty (20) calendar days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

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NO  VOTE  OR  OTHER  CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH
THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
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                    OUTSTANDING SECURITIES AND VOTING RIGHTS

As of May 7, 2008, the Company had authorized: (1) one hundred million (100,000,000) shares of common stock, $0.001 par value, 91,839,203 of which were issued and outstanding, and (2) five million (5,000,000) shares of preferred stock, $0.001 par value, of which 1,000,000 shares have been designated as Series A Preferred Stock and are issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders. However, under Nevada law, any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company's outstanding common stock.

Each share of Series A Preferred Stock is convertible into 405 shares of common stock, and has voting, distribution, and liquidation rights equal to 405 shares of common stock for each share of Series A Preferred Stock held.

                              STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions proposed and discussed in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS"). This section provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effectuate the proposed resolutions as early as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of its stockholders holding a majority of the Company's voting power.

The action described in this Information Statement cannot be taken until at least 20 days after this Information Statement has been first mailed to the Company's stockholders.

                             NO DISSENTERS' RIGHTS

The NRS does not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement.


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                                 THE AMENDMENTS

GENERAL

The Board has approved, and the stockholders owning a majority of the shares entitled to vote on matters submitted to the stockholders have consented in writing to amend the Company's Articles of Incorporation to change the name of the Company to HST Global, Inc., and effecting a 1 for 25 reverse stock split of both the common stock and Series A Preferred Stock.

A copy of the Articles of Amendment effecting the change in authorized shares of Common Stock and the name change, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit "A". The stockholders owning a majority of the issued and outstanding
------------
shares of the Common Stock have consented to the increase in authorized shares of Common Stock, which will become effective on June 9, 2008 (the "Effective Date").

The Company has taken all action required under Nevada law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, Nevada law requires that notice be sent to all non-consenting stockholders notifying them of the actions taken not more than 30 days after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of 20 calendar days from the date hereof. The Articles of Amendment filed with the Nevada Secretary of State will not become effective until the Effective Date, after the expiration of the 20-calendar day period.

STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

As of May 7, 2008, the Company had 91,839,203 issued and outstanding shares of Common Stock, and 1,000,000 issued and outstanding shares of Series A Preferred Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Each holder of preferred stock is entitled to 405 votes on all matters submitted to a vote of stockholders.

By written consent dated May 7, 2008 the stockholders owning 66,000,000 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock approved the adoption and implementation of the Amendment. Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment.

PURPOSE AND EFFECT

The Company has changed its name to better reflect the ongoing business of the Company.

The reverse split will provide the Company with the ability to issue capital stock in connection with any future financing activities or acquisitions using the Company's capital stock.

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Having  a  substantial  number of authorized but unissued shares of common stock that are not reserved for specific purposes will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening an annual meeting of shareholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of common stock may, depending upon the circumstances under which such shares are issued, reduce shareholders' equity per share and may reduce the percentage ownership of common stock by existing shareholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of shares of common stock that would become authorized by the amendment unless otherwise required by law or regulation.

The reverse split under the amendment could be used by its Board of Directors to make more difficult, and thereby discourage, delay or prevent, an attempt to acquire control of the Company. For example, the shares could be privately placed with purchasers who might support the Company's Board of Directors in opposing a hostile takeover bid. The issuance of new shares also could be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal provisions of the Company's articles of incorporation or bylaws. To the extent that it impedes any such attempts, the issuance of shares following the adoption of the amendment may serve to perpetuate existing management. While the amendment may have potential antitakeover effects, it is not prompted by any specific effort or takeover threat currently perceived by the Company's Board of Directors or management. Although under Nevada law our Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of its shareholders, its Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of its shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.

                           EFFECTIVENESS OF AMENDMENT

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the existing stock entitled to vote on matters submitted to the stockholders.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.


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          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company's outstanding Common Stock as of May 19, 2008 by: (1) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, (2) each of the Company's named executive officers, (3) each of the
Company's directors, and (4) all of the Company's executive officers and directors as a group.

Beneficial  ownership  is  determined  in  accordance with the rules of the SEC.
Except as otherwise noted, (1) the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and (2) the address of each person listed in the following table (unless otherwise noted) is c/o NT Holding Corp., 1325 Airmotive #175, Reno, NV 89502.

The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of May 19, 2008, but excludes shares of Common Stock underlying options held by any other person. The number of shares outstanding as of May 19, 2008 was 95,839,203 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

                                                               Percentage
Name and Address                  Number of Shares  Class      of Class
--------------------------------  ----------------  ---------  ----------
Ronald R. Howell                  0(2)              Common     0%
150 Research Dr.
Hampton, VA 23666

Wesley D. Tate                    0                 Common     0%
150 Research Dr.
Hampton, VA 23665

Eric Clemons                      0(3)              Common     0%
425 Merrimac Way
Costa Mesa, CA 92626

Health Source Technologies, Inc.  66,000,000(1)     Common     69.2%
150 Research Dr.                  1,000,000         Series A   100%
Hampton, VA 23666                                   Preferred

All Directors and Executive       0(2)              Common     0%
Officers as a Group (2 persons)

(1) Following the effective date of the Amendment, Health Source Technologies, Inc. will distribute all of its shares to its shareholders and certain consultants.

(2) Following the distribution, assuming all shares of Series A Preferred Stock are converted into Common Stock, Mr. Howell will beneficially own 8,917,600 shares, representing 44.5% of the Common Stock. 7,912,800 will be held personally, and 1,004,800 will be held by The Health Network, Inc., of which he is President.

(3) Following the distribution, assuming all shares of Series A Preferred Stock are converted into Common Stock, Mr. Clemons will own 8,072,800 shares, representing 40.3% of the Common Stock.

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                                  OTHER ACTION

No other action was taken or authorized by the stockholders' written consent to corporate action to which this Information Statement pertains.

                         COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by the Company and its Board of Directors. The Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement. Although there is no formal agreement to do so, the Company may reimburse attorneys, banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Ronald R. Howell
-------------------
Ronald R. Howell, President



























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                                  EXHIBIT "A"
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

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Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
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             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

NT Holding Corp.

2. The articles have been amended as follows (provide article numbers, if available):

          Article FIRST of the Certificate of Incorporation filed with the Office of the Secretary of State of Nevada is hereby amended to read as follows:

     "  FIRST.  The  name  of  the  Corporation  is  Health Source Technologies,
     Inc."

     Article FOURTH of the Certificate of Incorporation filed with the Office of the Secretary of State of Nevada is hereby amended by inserting the following sentence after the last sentence of the article:

     "Effective June 9, the shares of common stock and the shares of Series A Preferred Stock shall be subject to a 1 for 25 reverse stock split."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority of those
authorized                                              -------------------
----------

4.     Effective date of filing (optional): June 9, 2008

5.     Officer signature (required):  /s/ Ronald R. Howell
                                      --------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.





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